                                                                   EXHIBIT 23.1




                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Daleen Technologies, Inc.:

         We consent to incorporation by reference herein of our report on the consolidated balance sheets of Daleen Technologies, Inc. and subsidiary as of December 31, 1998 and 1997, and related consolidated statements of operations, redeemable preferred stock and stockholders' deficit, and cash flows for each of the years in the three-year period ended December 31, 1998 which report appears in the Prospectus (Registration No. 333-82487) on Form S-1 of Daleen Technologies, Inc.


/s/ KPMG LLP
KPMG LLP
Miami, Florida

October 15, 1999


                                       9